EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-15777, 33-33966, 33-61286, 33-90490, 333-01885, 333-07519, 333-69597 and 333-69599. It should be noted that we have not audited any financial statements of the company subsequent to April 30, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Anderson LLP

Grand Rapids, Michigan
July 27, 2000